UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – August 2, 2018

(Date of First Reportable Event – July 27, 2018)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2018, the Board of Directors of Honeywell International Inc. (the “Company”) appointed Mr. Greg Lewis, age 50, as Mr. Tom Szlosek’s successor as Senior Vice President and Chief Financial Officer of the Company, effective as of August 3, 2018 (the “Transition Date”).

Since May 2018, Mr. Lewis has served as the Company’s Vice President, Corporate Finance, with responsibility for Treasury, Tax, Audit, Business Analysis and Planning, Investor Relations, M&A, Real Estate, Pension, Finance Operations, and Enterprise Information Management (EIM). From October 2016 to May 2018, Mr. Lewis served as Vice President, EIM, overseeing the elimination of 32 enterprise resource planning systems and putting the Company on a path to drive significant savings over the next several years. Prior to that, Mr. Lewis served as Vice President and Chief Financial Officer for the Company’s former $16 billion Automation and Control Solutions business group, where he played a central role in splitting the group into two nimbler, more focused units and was instrumental in the successful integration of several key acquisitions. Before that, Mr. Lewis served as Chief Financial Officer of Honeywell Process Solutions, where he helped support a business turnaround. Prior to that, Mr. Lewis served as the Company’s Vice President, Business Analysis and Planning. Mr. Lewis began his career at the Company in 2006 as Chief Financial Officer of the former Performance Products business unit, a specialty chemicals and materials enterprise with a rapidly growing global footprint. Before joining the Company, Mr. Lewis spent three years in the plastics industry at Tyco International, where he was Vice President of Finance and Chief Financial Officer for the A&E Products division and co-led that business’s divestiture. Prior to that, Mr. Lewis held a number of finance leadership roles at The Stanley Works, including Finance Manager and Global FP&A Manager. Mr. Lewis began his career at Kraft Foods, where he held various operations finance roles, including Plant Controller. Mr. Lewis earned his bachelor’s degree in finance from the University of Connecticut and M.B.A. from Fordham University.

Mr. Lewis will receive a base salary of $700,000, effective as of the Transition Date, and will have a target annual incentive compensation opportunity of 100% of annual base salary. Mr. Lewis will remain eligible for long-term incentive awards under the 2016 Stock Incentive Plan of Honeywell International Inc. and its Affiliates and all other compensation and benefit plans available to the Company’s executive officers. Beginning in 2019, the initial target value of Mr. Lewis’ annual long-term incentive awards will be 385% of his annual base salary.

Mr. Szlosek will remain an employee of the Company through October 5, 2018 (the “Separation Date”), rather than retiring on August 3, 2018 as previously disclosed, and then will continue to make himself reasonably available to the Company, as needed, through December 31, 2018. The Company and Mr. Szlosek have agreed that in consideration for the foregoing and subject to Mr. Szlosek’s compliance with the terms of extended non-competition and non-solicitation terms (in each case, extended to three years following the Separation Date) and other restrictive covenants set forth in a Retirement Agreement between the Company and Mr. Szlosek, the outstanding restricted stock units previously awarded to Mr. Szlosek on July 25, 2014, July 29, 2016 and February 27, 2018 that are unvested as of the Separation Date shall, notwithstanding termination of Mr. Szlosek’s employment, remain outstanding and continue to vest as scheduled pursuant to their existing terms and conditions, including the satisfaction of Company performance requirements. All other unvested long-term incentive awards shall be forfeited as of the Separation Date.

The foregoing descriptions of Mr. Lewis’ and Mr. Szlosek’s compensatory arrangements are qualified in their entirety by reference to Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

(d)	Exhibits.

99.1	Letter Agreement between Mr. Greg Lewis and the Company

99.2	Retirement Agreement between Mr. Thomas A. Szlosek and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden Senior Vice President, General Counsel and Corporate Secretary